UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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Peregrine Pharmaceuticals, Inc.
(Name of Registrant as Specified in Its Charter)

Ronin Trading, LLC

John S. Stafford, III

SWIM Partners LP

SW Investment Management LLC

Stephen White

Roger Farley

James J. Egan

Richard B. Hancock

Joel McComb

Gregory P. Sargen

Brian W. Scanlan

Saiid Zarrabian

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ronin Trading, LLC and SW Investment Management LLC, together with the other participants named herein (collectively, “Ronin”), have made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Ronin’s slate of six highly qualified director nominees to the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 30, 2017, Ronin issued the following press release.

RONIN TRADING AND SW INVESTMENT MANAGEMENT RELEASE PRESENTATION HIGHLIGHTING CONCERNS WITH BOARD OF PEREGRINE PHARMACEUTICALS

Ronin Believes Recent Changes are Insufficient and Calls on Peregrine to Justify Long-Standing Incumbent Directors’ Continued Service on the Board

Ronin Reiterates Demand for Peregrine to Hold 2017 Annual Meeting Immediately to Enable Stockholders to Elect Representatives of their Choosing

CHICAGO, IL, OCTOBER 30, 2017 – Ronin Trading, LLC and SW Investment Management LLC (together with the other participants in their solicitation, “Ronin” or “we”), collectively the largest stockholder of Peregrine Pharmaceuticals, Inc. (“Peregrine” or the “Company”) (NASDAQ:PPHM), with aggregate beneficial ownership of approximately 9.6% of the Company’s outstanding shares of common stock, today issued an initial investor presentation explaining its continued concerns with the composition of the Company’s Board of Directors (the “Board”).

In the presentation, Ronin explained its belief that, given the Company’s abysmal performance under the leadership of long-standing incumbent directors Carlton M. Johnson Jr., Steven W. King, David H. Pohl and Eric S. Swartz, a complete overhaul of the boardroom is warranted. Specifically, Ronin does not believe there is a justifiable reason for the long-standing incumbents’ continued service as directors and is convinced that the Board must be reconstituted with independent directors with relevant industry experience who were not hand-picked by the incumbents.

Ronin has nominated a slate of six highly qualified and independent director candidates – James J. Egan, Richard B. Hancock, Joel McComb, Gregory P. Sargen, Brian W. Scanlan and Saiid Zarrabian – and once again calls on the Board to call the 2017 annual meeting of stockholders immediately to enable the Company’s stockholders to elect representatives of their choice.

Ronin’s presentation is available on the SEC’s website and can be viewed by clicking the following link: https://tinyurl.com/PPHM-presentation1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ronin Trading, LLC, together with the other participants named herein (collectively, “Ronin”), has filed a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of six highly qualified director nominees at the 2017 annual meeting of stockholders Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RONIN STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the solicitation are Ronin Trading, LLC (“Ronin Trading”), John S. Stafford, III, SWIM Partners LP (“SWIM Partners”), SW Investment Management LLC (“SW Management”), Stephen White, Roger Farley, James J. Egan, Richard B. Hancock, Joel McComb, Gregory P. Sargen, Brian W. Scanlan and Saiid Zarrabian.

As of the date hereof, Ronin Trading directly beneficially owned 3,310,652 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), including 137,260 shares of Common Stock that may be acquired upon the conversion of 115,299 shares of the Company’s 10.50% Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”). Mr. Stafford, as the Manager of Ronin Trading, may be deemed to beneficially own the 3,310,652 shares of Common Stock beneficially owned directly by Ronin Trading. As of the date hereof, SWIM Partners directly beneficially owned 510,333 shares of Common Stock, including 10,333 shares of Common Stock that may be acquired upon the conversion of 8,680 shares of Series E Preferred Stock. As of the date hereof, an account separately managed by SW Management (the “SW Account”) held 203,714 shares of Common Stock, including 3,714 shares of Common Stock that may be acquired upon the conversion of 3,120 shares of Series E Preferred Stock. SW Management, as the general partner and investment adviser of SWIM Partners and the investment adviser of the SW Account, may be deemed to beneficially own the 714,047 shares of Common Stock beneficially owned in the aggregate by SWIM Partners and held in the SW Account. Mr. White, as the Manager of SW Management, may be deemed to beneficially own the 714,047 shares of Common Stock beneficially owned in the aggregate by SWIM Partners and held in the SW Account. As of the date hereof, Mr. Farley directly beneficially owned 301,190 shares of Common Stock, including 1,190 shares of Common Stock that may be acquired upon the conversion of 1,000 shares of Series E Preferred Stock. As of the date hereof, Messrs. Egan, Hancock, McComb, Sargen, Scanlan and Zarrabian did not beneficially own any securities of the Company.

Investor Contact:

Stephen White
SW Investment Management LLC
(312) 765-7033